Exhibit 10.2

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1.    Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Fourth Amendment to Loan and Security Agreement dated as of even date herewith between Silicon Valley Bank (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) (the “Amendment”).

Section 2.            Guarantor hereby consents to the Amendment and agrees that the Unconditional Guaranty executed by Guarantor in favor of Bank dated April 22, 2005 relating to the Obligations of Borrower under the Loan Agreement (the “Guaranty”) shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3.            Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of March 28, 2008

GUARANTOR	XPLORE TECHNOLOGIES CORP.
By: /s/ Michael J. Rapisand Name: Michael J. Rapisand Title: Chief Financial Officer